UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 11, 2007

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-15153	52-1655102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street Dallas, Texas	75270
(Address of principal executive offices)	(Zip Code)

(214) 854-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Employment Agreement for Nicholas P. Shepherd

On April 11, 2007, Blockbuster Inc. (“Blockbuster”) and Nicholas P. Shepherd, Blockbuster’s former Executive Vice President and President, Worldwide Stores, entered into an amendment to Mr. Shepherd’s employment agreement whereby Mr. Shepherd has been appointed Senior Executive Vice President and Chief Operating Officer. Under the terms of the amendment to Mr. Shepherd’s employment agreement, Mr. Shepherd will receive an annual base salary of $700,000 and an annual target bonus of 60% of his annual salary. In addition, Mr. Shepherd will receive 500,000 stock options exercisable for shares of Blockbuster’s Class A common stock, vesting annually in three equal installments beginning on April 11, 2009. The vesting of such options does not accelerate if Mr. Shepherd’s employment is terminated for any reason. Further, Mr. Shepherd is eligible to receive a retention bonus in the amount of $1,120,000 if he is employed by Blockbuster on June 30, 2008. If Mr. Shepherd is terminated for any reason prior to June 30, 2008, whether such termination is voluntary or involuntary, Mr. Shepherd will not be eligible to receive the retention bonus. Further, (1) if Mr. Shepherd is promoted to Chief Executive Officer of Blockbuster prior to June 30, 2008, the retention bonus may be significantly reduced or eliminated in conjunction with the negotiation of a Chief Executive Officer compensation package and (2) if Mr. Shepherd’s employment with Blockbuster is terminated without cause between June 30, 2008 and December 31, 2008, Mr. Shepherd’s contractual severance payment would be net of the retention bonus. Other than with respect to the provisions set forth in this paragraph, Mr. Shepherd’s original employment agreement with Blockbuster, as amended, has not been amended.

The foregoing summary of certain provisions of Mr. Shepherd’s employment agreement is qualified by reference to the complete terms and provisions of Mr. Shepherd’s employment agreement, as amended. The original agreement and an addendum thereto can be found as exhibits to Blockbuster’s annual report on Form 10-K for the year ended December 31, 2003, and the amendment referenced above is filed as Exhibit 10.1 to this Report, each of which are incorporated by reference in this Item 5.02. Information regarding Mr. Shepherd’s background and experience is set forth in Blockbuster’s annual report on Form 10-K for the year ended December 31, 2006, and is incorporated by reference in this Item 5.02.

2007 Bonus Plan

The Compensation Committee of the Blockbuster Board of Directors has determined that the named executive officers listed below (the “Senior Bonus Plan Participants”) are eligible to participate in the Blockbuster Inc. Senior Executive Annual Performance Bonus Plan (the “Senior Bonus Plan”) for fiscal 2007. The Senior Bonus Plan Participants are eligible to receive a bonus under the Senior Bonus Plan for the fiscal year ended January 6, 2008, subject to the terms of the Senior Bonus Plan. The approved Target Awards (as defined in the Senior Bonus Plan) for the Senior Bonus Plan Participants are set forth below. Payment of 50% of the Senior Bonus Plan Participants’ Target Award will be based upon individual performance. The remainder of the Senior Bonus Plan Participants’ fiscal 2007 bonus will be based upon achievement by Blockbuster during the period from January 1, 2007 until January 6, 2008 of performance goals based on Adjusted Operating Income (as defined in the Senior Bonus Plan) and satisfaction of online subscriber growth performance goals. The actual amount of the bonus awarded may range from 0% to 150% of the Target Awards listed below. The Senior Bonus Plan and Amendment No. 1 thereto are filed as exhibits to Blockbuster’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2004 and Blockbuster’s annual report on Form 10-K for the year ended December 31, 2004, respectively.

2007 Senior Bonus Plan Participants

Target Award as % of Salary (as defined in the Senior Bonus Plan)
Frank G. Paci, Executive Vice President, Strategic Planning and Business Development	50%
Nicholas P. Shepherd, Senior Executive Vice President and Chief Operating Officer	60%
Larry J. Zine, Executive Vice President, Chief Financial Officer and Chief Administrative Officer	60%

Amendment to Executive Service Agreement for Christopher J. Wyatt

As previously announced in a Form 8-K dated July 19, 2006, Blockbuster, as part of its ongoing efforts to streamline its organization and based on mutual agreement, notified Christopher J. Wyatt, Blockbuster’s former Executive Vice President and President, International, of Blockbuster’s intention to terminate Mr. Wyatt’s employment agreement effective June 30, 2007.

On April 13, 2007, Blockbuster and Mr. Wyatt entered into an amendment to Mr. Wyatt’s employment agreement providing Mr. Wyatt with the right to receive a lump sum severance payment of £512,840 (approximately $1,015,000 based on recent exchange rates) in connection with the termination of his employment. This lump sum severance payment is in lieu of the severance payments to which Mr. Wyatt was previously entitled under his employment agreement. Prior to the amendment, in connection with the termination of Mr. Wyatt’s employment by Blockbuster other than for breach (as defined in the agreement) and conditioned on his entering into a waiver of claims against Blockbuster and its affiliated companies, Mr. Wyatt would have been entitled to receive his salary and bonus compensation for up to 18 months after the termination date, subject to mitigation after the first six months following the termination date.

The foregoing summary of certain provisions of Mr. Wyatt’s employment agreement is qualified by reference to the complete terms and provisions of Mr. Wyatt’s employment agreement, as amended. The original agreement can be found as an exhibit to Blockbuster’s Form 8-K filed on October 18, 2005 and the amendment is filed as Exhibit 10.2 to this Report, each of which are incorporated by reference in this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement between Blockbuster Inc. and Nicholas P. Shepherd, dated April 11, 2007

10.2	Amendment to Executive Service Agreement between Blockbuster Entertainment Limited and Christopher J. Wyatt, dated April 13, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCKBUSTER INC.

Date: April 13, 2007	By:	/s/ John F. Antioco
John F. Antioco Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Employment Agreement between Blockbuster Inc. and Nicholas P. Shepherd, dated April 11, 2007

10.2	Amendment to Executive Service Agreement between Blockbuster Entertainment Limited and Christopher J. Wyatt, dated April 13, 2007